UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 2, 2009

EDCI HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34015	26-2694280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 East 44th Street, Suite 1201
New York, New York 10017
(Address of Principal
Executive Offices)

(646) 401-0084
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 2, 2009, EDCI Holdings, Inc. (“EDCI”), the holding company for Entertainment Distribution Company, Inc., the majority shareholder of Entertainment Distribution Company, LLC ("EDC"), issued a press release announcing that Robert L. Chapman, Jr. has resigned as the Chief Executive Officer of EDCI and EDC effective July 2, 2009.  Mr. Chapman also resigned from the Board of Directors (the “Board”) of EDCI.

As a result of the foregoing, the Board of EDCI has appointed Clarke H. Bailey, EDCI’s non-Executive Chairman of the Board, as Chief Executive Officer of EDCI and Interim Chief Executive Officer of EDC, effective July 2, 2009.  Mr. Bailey’s compensation arrangement is currently under review by the Compensation Committee of the Board and is expected to be finalized in the upcoming weeks.  There have been no other changes to the terms of Mr. Bailey’s employment or to Mr. Bailey’s biography included in the proxy statement filed with the Securities and Exchange Commission on April 3, 2009.  There are no transactions in which Mr. Bailey has an interest requiring disclosure under Item 404(a) of Regulation S-K.

This EDCI press release is attached as Exhibit 99.1 and is incorporated herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
99.1	EDCI News Release announcing the resignation of Robert L. Chapman, Jr. as Chief Executive Officer dated 07/02/2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDCI HOLDINGS, INC.

Date: July 2, 2009	By:	/s/ Kyle E. Blue
Kyle E. Blue
Treasurer